Exhibit 99.1

CONTACT:

FOR IMMEDIATE RELEASE

Robert H. Barghaus

Chief Financial Officer

(203) 661-1926, ext. 6668

Tyler P. Schuessler

Vice President,

Organizational Development and

Investor Relations

(203) 661-1926, ext. 6643

BLYTH, INC. REPORTS 4th QUARTER AND FULL YEAR SALES AND EARNINGS

Company Finishes Year with No Net Debt and Nearly $200 Million of Cash and Short Term Investments on Balance Sheet

GREENWICH, CT, USA, April 4, 2008: Blyth, Inc. (NYSE: BTH), a leading multi-channel designer and marketer of home fragrance products, home décor products and household convenience items, today reported Net Sales for the fourth quarter ended January 31, 2008 declined approximately 2% to $373.8 million compared to $379.8 million for the prior year period.  Excluding the sales of Blyth HomeScents International (BHI) North American mass channel candle business, divested in the first quarter of this year, fourth quarter Net Sales increased 4%.  International sales represented 42% of total sales in the fourth quarter this year and 34% last year, representing the impact of double digit local currency sales growth in PartyLite Europe, a sales decline within PartyLite U.S. and the BHI divestiture.  Foreign exchange had a 5 percentage point favorable impact on fourth quarter Net Sales.

Commenting on the Company’s financial results, Robert B. Goergen, Blyth’s Chairman of the Board and CEO, said, “Blyth is in a much better position at the end of fiscal year 2008 than we were at the end of fiscal year 2007.  Our balance sheet is stronger than ever, with cash and short term investments of nearly $200 million, and with the debt retirement over the past year, the Company has no net debt.  While PartyLite U.S. has declined, PartyLite Europe continues to show double digit sales growth.  Our Miles Kimball Company continues to hold its own in a tough consumer spending environment, and the turnarounds of our Sterno and Midwest businesses are well underway.”

The following paragraphs discuss fourth quarter and full year profitability as compared to last year.  In an effort to assist the reader, a summary reconciliation of Generally Accepted Accounting Principles (GAAP) earnings and earnings per share to Non-GAAP earnings and earnings per share is presented in the attached table.  This table should be considered in addition to, not a substitute for, measures of financial performance prepared in accordance with GAAP.

Fourth Quarter Sales and Earnings

Fourth quarter Net Sales were positively impacted by robust growth in most of PartyLite’s European markets, where sales grew 24% year over year, more than offsetting a decline in PartyLite U.S.  Total sales for Direct Selling increased 4% during the quarter.  In the Company’s Wholesale segment, excluding the BHI North American mass channel candle business, fourth quarter sales increased approximately 9%.  Sales increased 3% compared to prior year in the Catalog & Internet segment.

Fourth quarter Operating Loss was $3.9 million this year versus a profit of $24.6 million last year.  The following items are included in fourth quarter Operating Income:

•                  Non-cash pre-tax goodwill and intangible impairment charges of $49.2 million, equating to $42.7 million after tax or $1.15 per share this year, related to the Miles Kimball Company in the Catalog & Internet segment, and $12.0 million, equating to $7.5 million after tax or $0.19 per share, last year related to the Sterno business;

•                  Losses associated with the BHI North American mass channel candle business, including loss on sale and restructuring charges, of $5.3 million this year, equating to $3.4 million after tax or $0.09 per share, and $13.5 million pre-tax, equating to $8.3 million after tax or $0.21 per share last year;

•                  A $1.4 million pre-tax gain, equating to $0.9 million after tax or $0.03 per share this year, and $5.2 million (pre-tax and after-tax) or $0.13 per share last year, arising from a note receivable recovery related to the sale of the Gies European wholesale candle business in last year’s third quarter; and

•                  Restructuring charges of $0.7 million pre-tax, equating to $0.5 million after tax or $0.01 per share this year related to the PartyLite North American business.

Excluding the aforementioned charges and gain from both years, Operating Income for the fourth quarter would have been $49.8 million this year versus $45.0 million last year.

Net Earnings for the fourth quarter was a loss of $10.4 million, or $0.28 per share, versus a profit of $17.0 million, or $0.43 per share a year earlier and include the aforementioned items.  This year’s net loss includes a reversal of taxes on unremitted foreign earnings of subsidiaries and other unusual tax items totaling a net tax credit of $2.3 million or $0.06 per share.  Last year’s results included $3.8 million after tax, or $0.10 per share, earnings from discontinued operations of Blyth’s European Wholesale businesses.  Therefore, excluding all of the above items from both years, normalized Net Earnings for the quarter were $32.9 million this year or $0.89 per share, compared to $23.9 million last year or $0.60 per share.

Approximately 1.5 million shares were repurchased for approximately $29.0 million during the fourth quarter.  The Company also retired $52.5 million of 7.9% senior notes and other debt during the quarter.

Fourth Quarter Segment Performance

In the Direct Selling segment, fourth quarter Net Sales increased 4% to $248.8 million versus $240.2 million for the same period last year as sales growth in most of PartyLite’s international markets more than offset a decline in PartyLite’s U.S. market.  Worldwide, active independent sales Consultants totaled more than 45,000 versus more than 46,000 in last year’s fourth quarter.  In the U.S., PartyLite’s fourth quarter sales declined 15% versus last year, consistent with a decline in active independent sales Consultants, which total over 23,000 this year versus over 26,000 last year.  In PartyLite Canada, sales declined 6% in local currency versus last year’s fourth quarter, which translated into a 10% sales increase on a U.S. Dollar reported basis, and active independent sales Consultants totaled more than 4,000 this year and last year.  PartyLite Europe’s sales increased 10% in local currencies during the quarter, which translated into sales growth of 24% on a U.S. Dollar reported basis.  PartyLite’s European active independent sales Consultants total more than 18,000 this year versus more than 16,000 last year.

Fourth quarter operating profit in the Direct Selling segment increased to $48.3 million from $47.7 million in the same period last year and was driven by the impact of higher sales and gross margin improvement.

In the Catalog & Internet segment, fourth quarter Net Sales increased 3% to $74.1 million versus $71.7 million in last year’s fourth quarter, reflecting growth in both the Miles Kimball Company and Boca Java.  Fourth quarter operating loss in this segment was $43.6 million versus an operating income of $7.3 million in the same period last year. This year’s operating loss includes the aforementioned $49.2 million goodwill and intangible impairment charges. Excluding the impairment charge, this segment generated profit of $5.6 million, which was below last year and reflects higher postage and promotional costs in the Miles Kimball Company business, as well as investment spending in the Boca Java business.

In the Wholesale segment, fourth quarter Net Sales declined 25% to $51.0 million versus $68.0 million for the same period last year principally due to the sale of the BHI North American mass channel candle business in the first quarter of this year.  Excluding BHI, fourth quarter Wholesale segment Net Sales increased approximately 9% versus the prior year, driven by higher sales of seasonal decorations and premium channel candles as well as higher foodservice sales.

Fourth quarter operating loss in the Wholesale segment was $8.6 million compared to last year’s fourth quarter operating loss of $30.4 million.  Included in the segment results are the aforementioned BHI losses and the note receivable recovery in both years, and the $12.0 million goodwill impairment charge last year.  Therefore, excluding the charges, losses and gains from both years, operating loss would have been $4.7 million this year versus a $10.1 million loss last year.  Sales growth and gross margin improvement within seasonal décor and foodservice were partially offset by the impact of lower sales of home décor, which has struggled this year given a challenging housing market.

Fiscal Year 2008 Sales and Earnings

Net Sales for the fiscal year ended January 31, 2008 declined 5% to $1,165.0 million from $1,220.6 million reported for the prior year.  Excluding the sale of the BHI North American mass channel candle business, Net Sales for the year would have been approximately even with the prior year.  Operating Income for the fiscal year was $30.9 million versus $15.6 million a year earlier.  The following items are included in fiscal year Operating income:

•                  Non-cash pre-tax goodwill and intangible impairment charges of $49.2 million, equating to $42.7 million after tax or $1.10 per share this year for the Miles Kimball Company business and $48.8 million last year, equating to $33.6 million after tax or $0.84 per share, for the Sterno, Midwest and CBK businesses;

•                  Losses experienced by the BHI North American mass channel candle business, including loss on sale and restructuring charges of $17.2 million this year, equating to $11.2 million after tax or $0.29 per share, and $23.4 million, equating to $14.5 million after tax or $0.36 per share last year ;

•                  A note receivable recovery of $1.4 million, equating to $0.9 million after tax or $0.02 per share this year and $5.2 million (pre-tax and after tax) or $0.13 per share last year; and

•                  Restructuring charges of $1.6 million pre-tax, equating to $1.0 million after tax or $0.03 this year related to the PartyLite North American businesses.

Excluding the items above, Operating Income for the year would have been $97.4 million this year versus $82.7 million last year, an increase of 18%.

Net Income for the year was $11.1 million compared to a Net Loss of $103.2 million last year, including the aforementioned items and $2.3 million or $0.06 per share of other tax benefits this year.  Additionally, last year’s results included $105.7 million after tax, or $2.64 per share, loss from discontinued operations of Blyth’s European Wholesale businesses.

For the year, Diluted Net Earnings Per Share were $0.28 compared to a loss of $2.58 last year.  Excluding the charges, gains and tax benefit from both years, diluted earnings per share for fiscal year 2008 would have been $1.61 this year versus $1.14 last year.  This increase is due to higher PartyLite earnings, strengthening foreign currencies, a lower tax rate, turn arounds in the Wholesale segment and share repurchases.

Management also noted that Cash Flow From Operations was $92 million in fiscal year 2008, and Capital Expenditures of $9 million were recorded during the year.  Approximately 3.2 million shares were repurchased for approximately $64.2 million during the year.  The Company also retired $57.0 million of senior notes and other debt in fiscal 2008.  After accounting for these expenditures, the Company still had nearly $200 million of cash and short-term investments on its balance sheet and no net debt.

The sum of the segment amounts does not necessarily equal that reported for the quarter for Blyth overall due to rounding.

In lieu of quarterly teleconferences, management conducts informal Question and Answer sessions periodically via dial-in calls, the next of which will take place on April 4th at 2:00 pm EST.  The date, time and dial-in information will be available in the “Investor Relations” section of the Company’s website, www.blyth.com, no later than one week prior to the next scheduled session.  Management will not present prepared remarks during such calls and will cover no material, non-public information.

Blyth, Inc., headquartered in Greenwich, CT, USA, is a Home Expressions company that markets an extensive array of home fragrance products, decorative accessories, seasonal decorations and household convenience items.  The Company sells its products through multiple channels of distribution, including the home party plan method of direct selling, as well as through the wholesale and catalog/Internet channels.  Blyth also markets tabletop lighting and chafing fuel for the Away From Home or foodservice trade.  The Company manufactures most of its candles and chafing fuel and sources nearly all of its other products.  Its products are sold direct to the consumer under the PartyLite® and Two Sisters GourmetTM brands, to consumers in the catalog and Internet channel under the Miles Kimball®, Exposures®, Walter Drake®, The Home Marketplace®, Easy ComfortsTM and Boca JavaTM brands, to retailers in the premium and specialty retail channels under the Colonial CandleTM, CBK® and Seasons of Cannon Falls® brands, to retailers in the mass retail channel under the  Sterno® brand, and to the Foodservice industry under the Sterno®, Ambria® and HandyFuel® brands.  In Europe, Blyth’s products are also sold under the PartyLite® brand.

Blyth, Inc. may be found on the Internet at www.blyth.com.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are other than statements of historical facts.  Actual results could differ materially due to various factors, including the slowing of the United States or European economies or retail environments, the risk that we will be unable to maintain our historic growth rate, our ability to respond appropriately to changes in product demand, the risk that we will be unable to integrate the businesses that we acquire into our existing operations, the risks (including foreign currency fluctuations, economic and political instability, transportation delays, difficulty in maintaining quality control, trade and foreign tax laws and others) associated with international sales and foreign sourced products, risks associated with our ability to recruit new independent sales consultants, our dependence on key corporate management personnel, risks associated with the sourcing of raw materials for our products, competition in terms of price and new product introductions, risks associated with our information technology systems (including, susceptibility to outages due to fire, floods, power loss, telecommunications failures, computer viruses, break-ins and similar events), risks associated with regulations proposed by the Federal Trade Commission and other factors described in this press release and in the Company’s Annual Report on Form 10-K for the year ended January 31, 2007.

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BLYTH, INC.

Consolidated Statements of Earnings (Loss)

(In thousands except per share data)

(Unaudited)

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended January 31,	Ended January 31,	Ended January 31,	Ended January 31,
	2008	2007	2008	2007

Net sales	$373,843	$379,836	$1,164,950	$1,220,611
Cost of goods sold	165,611	189,895	549,479	623,942
Gross profit	208,232	189,941	615,471	596,669
Selling	132,194	126,307	405,316	409,742
Administrative and other	30,739	26,970	130,090	122,471
Goodwill and other intangible impairments	49,178	12,043	49,178	48,812
	212,111	165,320	584,584	581,025
Operating profit (loss)	(3,879)	24,621	30,887	15,644

Other expense (income)
Interest expense	4,607	4,498	15,540	19,074
Interest income	(1,632)	(2,046)	(7,635)	(7,398)
Foreign exchange and other	923	(787)	1,257	(1,401)
	3,898	1,665	9,162	10,275
Earnings (loss) from continuing operations before income taxes and minority interest	(7,777)	22,956	21,725	5,369
Income tax expense (benefit)	2,607	9,672	10,547	2,664
Earnings (loss) from continuing operations before minority interest	(10,384)	13,284	11,178	2,705
Minority interest	25	36	106	150
Earnings (loss) from continuing operations	(10,409)	13,248	11,072	2,555
Earnings (loss) from discontinued operations (net of income tax benefit of $2,707 and $3,985, respectively in fiscal 2007)	—	3,776	—	(105,728)
Net earnings (loss)	$(10,409)	$17,024	$11,072	$(103,173)

Basic:
Earnings (loss) from continuing operations per common share	$(0.28)	$0.34	$0.29	$0.06
Earnings (loss) from discontinued operations per common share	—	0.10	—	(2.66)
Net earnings (loss) per common share	$(0.28)	$0.44	$0.29	$(2.59)
Weighted average number of shares outstanding	36,818	39,288	38,592	39,781

Diluted:
Earnings (loss) from continuing operations per common share	$(0.28)	$0.33	$0.28	$0.06
Earnings (loss) from discontinued operations per common share	—	0.10	—	(2.64)
Net earnings (loss) per common share	$(0.28)	$0.43	$0.28	$(2.58)
Weighted average number of shares outstanding	37,131	39,651	38,926	40,057

Consolidated Balance Sheets
(In thousands)
(Unaudited)

	January 31, 2008	January 31, 2007
Assets
Cash and Cash Equivalents	$163,021	$103,808
Short Term Investments	30,375	129,725
Accounts Receivable, Net	35,054	35,040
Inventories	132,585	148,321
Property, Plant & Equipment, Net	140,021	159,484
Other Assets	166,366	198,260
	$667,422	$774,638

Liabilities and Stockholders’ Equity
Bank Debt	$9,438	$18,222
Bond Debt	149,377	197,557
Other Liabilities	209,539	195,166
Stockholders’ Equity	299,068	363,693
	$667,422	$774,638

Blyth, Inc.

Supplemental Non-GAAP Earnings (Loss) Per Share Measures

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Three Months Ended
	January 31, 2008		January 31, 2007
	Dollars	EPS	Dollars	EPS

Non-GAAP normalized earnings from continuing operations	$32,892	$0.89	$23,900	$0.60

Non-GAAP adjustments:

Tax benefit on unremitted foreign earnings of subsidiaries and other unusual tax items	2,322	0.06	—	—

Goodwill and other intangible impairments	(42,667)	(1.15)	(7,467)	(0.19)

BHI loss from operations, loss on sale and restructuring	(3,416)	(0.09)	(8,345)	(0.21)

Note receivable recovery	933	0.03	5,160	0.13

PartyLite restructuring charges	(473)	(0.01)	—	—

GAAP Earnings from continuing operations	(10,409)	(0.28)	13,248	0.33

GAAP Earnings (loss) from discontinued operations net of income taxes	—	—	3,776	0.10

GAAP Net earnings/(loss)	$(10,409)	$(0.28)	$17,024	$0.43

Blyth, Inc.

Supplemental Non-GAAP Earnings (Loss) Per Share Measures

(In thousands, except per share data)

(Unaudited)

	Twelve Months Ended		Twelve Months Ended
	January 31, 2008		January 31, 2007
	Dollars	EPS	Dollars	EPS

Non-GAAP normalized earnings from continuing operations	$62,704	$1.61	$45,530	$1.14

Non-GAAP adjustments:

Tax benefit on unremitted foreign earnings of subsidiaries and other unusual tax items	2,322	0.06	—	—

Goodwill and other intangible impairments	(42,667)	(1.10)	(33,599)	(0.84)

BHI loss from operations, loss on sale and restructuring	(11,170)	(0.29)	(14,536)	(0.36)

Note receivable recovery	933	0.02	5,160	0.13

PartyLite restructuring charges	(1,050)	(0.03)	—	—

GAAP Earnings from continuing operations	11,072	0.28	2,555	0.06

GAAP Earnings (loss) from discontinued operations net of income taxes	—	—	(105,728)	(2.64)

GAAP Net earnings/(loss)	$11,072	$0.28	$(103,173)	$(2.58)